Exhibit 23.1

August 8, 2023

U.S. Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE: ESGL Holdings Limited

File No.: 001-41772

We have read the statements under item 16F of the Form 20-F to be filed with the Securities and Exchange Commission. We agree with statements pertaining to us.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas